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                                                            EXHIBIT 3.1

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE
                        --------------------------------

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

     DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

     COPY OF THE CERTIFICATE OF FORMATION OF "UAG CONNECTICUT, LLC",

     FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JULY, A.D. 2000, AT

     3:30 O'CLOCK P.M.





                                    [SEAL]














                                             /s/ Edward J. Freel
                                    [SEAL]   -----------------------------------
                                             Edward J. Freel, Secretary of State

     3258185  8100                           AUTHENTICATION:            0553252

     001351447                                         DATE:           07-12-00
























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                            CERTIFICATE OF FORMATION

                                       OF

                              UAG CONNECTICUT, LLC

          1. The name of the limited liability company is UAG Connecticut, LLC.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of UAG Connecticut, LLC this 11th day of July, 2000.


                                                /s/ Maggie Feher
                                                ------------------------------
                                                Maggie Feher, Organizer
                                                ------------------------------

                                                ------------------------------